Exhibit 99.1

Inseego to Exceed First Quarter 2020 Consensus Revenue and Provides Outlook for Second Quarter 2020

Unprecedented surge in demand for company’s 4G and 5G MiFi® mobile hotspots, USB modems and wireless routers to address work from home needs

SAN DIEGO, CA – April 8, 2020 (BUSINESSWIRE) – Inseego Corp. (Nasdaq: INSG), a pioneer of 5G and intelligent IoT device-to-cloud solutions, today announced preliminary revenue for the first quarter ended March 31, 2020 and revenue outlook for the second quarter ending June 30, 2020.

Since early March, Inseego has experienced growing demand for its entire range of mobile connectivity products as the COVID-19 pandemic spurs higher work-from-home, distance learning, and telehealth trends. The company’s flagship 4G and 5G MiFi mobile hostpots are seeing significant orders from existing as well as new customers.

For the first quarter of 2020, the company expects total revenues will exceed current consensus of $52 million. The company plans to release these first quarter financial results on May 6, 2020.

For the second quarter, based on the expansion of its manufacturing capacity as a result of current and expected orders, Inseego anticipates revenues in the range $75 to $85 million. The company expects to ship mobile broadband products to all three of the largest US domestic mobile network operators in the second quarter. Furthermore, the company expects to see increased gross margins in IoT & Mobile Solutions based on the ongoing cost reduction initiatives and volume leverage.

“Inseego is known for delivering the latest high-speed wireless technologies that are highly reliable with enterprise-grade security features, which is the reason we are seeing a surge of inbound calls from mobile operators worldwide,” said Inseego Chairman and CEO Dan Mondor.

“Working with our supply chain partners, we’ve dramatically increased production capacity to meet the surge in demand for our products, and we’re confident in our ability to quickly scale up even further to meet the needs of our customers worldwide.

“At the same time, operators are rapidly deploying high-speed, high-capacity 5G networks to keep pace with the constant, year-over-year growth in mobile data traffic, and are turning to Inseego for our secure, leading-edge 5G solutions,” said Mondor.

About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is an industry pioneer in 5G and intelligent IoT device-to-cloud solutions that enable high-performance mobile applications for large enterprise verticals, service providers and small-medium businesses around the globe. Our product portfolio consists of Enterprise SaaS solutions and IoT & Mobile solutions, which together form the backbone of compelling, intelligent, reliable and secure IoT services with deep business intelligence. Inseego powers mission critical applications with a “zero unscheduled downtime” mandate, such as asset tracking, fleet management, industrial IoT, SD WAN failover management and mobile broadband services. Our solutions are powered by our key innovations in purpose-built SaaS cloud platforms, IoT and mobile technologies including the newly emerging 5G technology. www.inseego.com #Putting5GtoWork

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Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide, and the ability of such third parties to meet the Company’s supply requirements; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; and (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation; (15) the potential impact of COVID-19 on the global economy and the Company’s business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

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Media contact:
Anette Gaven
Tel: +1 (619) 993-3058
Anette.Gaven@inseego.com

Investor Relations contact:

Joo-Hun Kim, MKR Group

Tel: +1 (212) 868-6760

joohunkim@mkrir.com

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